Exhibit 99.1

POTBELLY CORPORATION REPORTS RESULTS

FOR THIRD FISCAL QUARTER 2018

Chicago, IL. November 9, 2018 – Potbelly Corporation (NASDAQ: PBPB) today reported financial results for the third fiscal quarter ended September 30, 2018.

Key highlights for the thirteen weeks ended September 30, 2018 compared to the thirteen weeks ended September 24, 2017 include:

•	Total revenues increased 0.8% to $107.0 million from $106.1 million.
•	Company-operated comparable store sales decreased 0.2%.
•	1 new company-operated shop opened; 7 shops closed, including 2 company-operated shops and 5 franchised shops.
•

GAAP net loss attributable to Potbelly Corporation was $2.0 million, inclusive of a $4.4 million impairment charge compared to loss of $0.2 million, inclusive of a $1.5 million impairment charge. GAAP diluted loss per share increased to $0.08 from $0.01.

•	Adjusted net income[1] attributable to Potbelly Corporation increased 29.8% to $2.4 million from adjusted net income of $1.9 million. Adjusted diluted EPS[1] increased 28.6% to $0.09 from $0.07.
•	EBITDA[1] decreased 46.1% to $3.0 million from $5.6 million.
•	Adjusted EBITDA[1] decreased 9.0% to $8.8 million from $9.6 million.

Key highlights for the thirty-nine weeks ended September 30, 2018 compared to the thirty-nine weeks ended September 24, 2017 include:

•	Total revenues increased 1.4% to $320.3 million from $316.0 million.
•	Company-operated comparable store sales decreased 1.3%.
•	10 new shops opened, including 6 company-operated shops and 4 franchised shops; 14 shops closed, including 8 company-operated shops and 6 franchised shops.
•

GAAP net loss attributable to Potbelly Corporation was $4.5 million, inclusive of a $8.5 million impairment charge compared to net income of $0.3 million, inclusive of a $5.8 million impairment charge. GAAP diluted loss per share was $0.18 compared to GAAP diluted EPS of $0.01.

•	Adjusted net income[1] attributable to Potbelly Corporation increased 8.2% to $6.4 million from adjusted net income of $5.9 million. Adjusted diluted EPS[1] increased 8.7% to $0.25 from $0.23.
•	EBITDA[1] decreased 38.8% to $12.0 million from $19.6 million.
•	Adjusted EBITDA[1] decreased 9.2% to $27.8 million from $30.6 million.

Alan Johnson, President and Chief Executive Officer of Potbelly Corporation, commented, “We have been incredibly focused on executing our transition plan, and are pleased with our progress on reversing our traffic trends.  During the third quarter, we achieved an 850 basis point improvement year-over-year in traffic, and outperformed the broader industry within our markets.  Our performance demonstrates our ability to meaningfully drive traffic through the investments and resources that we have dedicated, which we believe are building the foundation to drive improved traffic and profitability over the long-term.”

Johnson, continued, “While we are encouraged by the improving trends in our business, we recognize that there is still much work to be done to turn around the business.  Despite the pressure on near term results, we believe it is necessary to make the upfront investments required to drive brand awareness, interest and purchase intent, to support our topline, margin, profitability and growth aspirations over the long term. We remain committed to testing new ideas to improve our traffic-driving tactics. Further, we remain determined to learn from these tests and strike the right balance to drive profitable growth. 2018 remains a transition year for Potbelly, but I believe we are executing on the appropriate traffic building initiatives to build the proper foundation for long term sustainable and profitable growth.”

2018 Outlook

For the full fiscal year of 2018, management currently expects:

•	18-21 total shop openings, including 10-11 company operated shop openings;
•	Company-operated comparable store sales growth in range of -1.5% to -2.0%;
•	An effective tax rate that is in a range of 29%-31%, excluding the impact of ASU 2016-09; and
•	Adjusted diluted earnings per share to range from $0.26-$0.27.

Projected adjusted diluted earnings per share set forth above is a measure not recognized under GAAP. Please see “Non-GAAP Financial Measures” below.

Conference Call

A conference call and audio webcast has been scheduled for 8:00 a.m. Eastern Time today to discuss these results. Details of the conference call are as follows:

Date:	Friday, November 9, 2018
Time:	8:00 a.m. Eastern Time
Dial-In #:	877-407-0784 U.S. & Canada
201-689-8560 International
Confirmation code:	13683812

Alternatively, the conference call will be webcast at www.potbelly.com on the “Investor Relations” webpage. For those unable to participate, an audio replay will be available from 11:00 a.m. Eastern Time on Friday, November 9, 2018 through midnight Friday, November 16, 2018. To access the replay, please call 844-512-2921 (U.S. & Canada) or 412-317-6671 (International) and enter confirmation code 13683812.  A web-based archive of the conference call will also be available at the above website.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years.  Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood.  Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country - with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate more than 50 shops domestically, in the Middle East, Canada and India.  For more information, please visit our website at www.potbelly.com.

Definitions

The following definitions apply to these terms as used throughout this press release:

•

Revenues – represents net company-operated sandwich shop sales and our franchise operations. Net company-operated shop sales consist of food and beverage sales, net of promotional allowances and employee meals. Franchise royalties and fees consist of an initial franchise fee, a franchise development agreement fee and royalty income from the franchisee.

•	Company-operated comparable store sales – represents the change in year-over-year sales for the comparable company-operated store base open for 15 months or longer.
•	EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes.
•

Adjusted EBITDA – represents income before depreciation and amortization expense, interest expense and the provision for income taxes, adjusted to eliminate the impact of other items, including certain non-cash as well as other items that we do not consider representative of our ongoing operating performance.

•

Adjusted net income – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense, as well as other items that we do not consider representative of our ongoing operating performance.

•

Shop-level profit – represents income from operations less franchise royalties and fees, general and administrative expenses, depreciation expense, pre-opening costs and impairment and loss on the disposal of property and equipment.

•	Shop-level profit margin – represents shop-level profit expressed as a percentage of net company-operated sandwich shop sales.
•

Adjusted diluted earnings per share – represents net income, excluding impairment, gain or loss on the disposal of property and equipment and store closure expense on a fully diluted per share basis as well as other items that we do not consider representative of our ongoing operating performance.

1Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles (“GAAP”). Within this press release, we make reference to EBITDA, adjusted EBITDA, adjusted net income, shop-level profit and shop-level profit margin, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses adjusted EBITDA and adjusted net income to evaluate the Company’s performance and in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. Adjusted EBITDA and adjusted net income exclude the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Management uses shop-level profit and shop-level profit margin as key metrics to evaluate the profitability of incremental sales at our shops, to evaluate our shop performance across periods and to evaluate our shop financial performance against our competitors.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the table, “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

This press release includes certain non-GAAP forward-looking information (including, but not limited to under the heading “2018 Outlook”), namely adjusted net income and adjusted diluted earnings per share. The Company believes that a quantitative reconciliation of such forward-looking information to the most comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit of any such future impairments. Neither of these measures, nor their probable significance, can be reliably quantified due to the inability to forecast future impairments.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, our ability to manage our growth and successfully implement our business strategy; price and availability of commodities; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry-related public health issues and perceptions of food safety; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Contact:	Investor Relations

Investors@Potbelly.com

312-428-2950

Potbelly Corporation

Consolidated Statements of Operations and Margin Analysis – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended				For the 39 Weeks Ended
	September 30,	% of	September 24,	% of	September 30,	% of	September 24,	% of
	2018	Revenue	2017	Revenue	2018	Revenue	2017	Revenue
Revenues
Sandwich shop sales, net	$106,238	99.3%	$105,327	99.2%	$317,866	99.3%	$313,568	99.2%
Franchise royalties and fees	758	0.7	800	0.8	2,394	0.7	2,394	0.8
Total revenues	106,996	100.0	106,127	100.0	320,260	100.0	315,962	100.0

Expenses
Sandwich shop operating expenses
Cost of goods sold, excluding depreciation	28,455	26.6	28,405	26.8	83,730	26.1	83,703	26.5
Labor and related expenses	32,376	30.3	31,187	29.4	96,367	30.1	93,213	29.5
Occupancy expenses	15,076	14.1	14,354	13.5	44,787	14.0	42,792	13.5
Other operating expenses	13,357	12.5	12,464	11.7	38,650	12.1	36,349	11.5
General and administrative expenses	10,087	9.4	12,104	11.4	35,715	11.2	33,375	10.6
Depreciation expense	5,847	5.5	6,315	6.0	17,531	5.5	18,960	6.0
Pre-opening costs	109	0.1	336	0.3	245	0.1	955	0.3
Impairment and loss on disposal of property and equipment	4,386	4.1	1,536	1.4	8,467	2.6	5,762	1.8
Total expenses	109,693	102.5	106,701	100.5	325,492	101.6	315,109	99.7
Income (loss) from operations	(2,697)	(2.5)	(574)	(0.5)	(5,232)	(1.6)	853	0.3

Interest expense	54	0.1	32	*	109	*	101	*
Income (loss) before income taxes	(2,751)	(2.6)	(606)	(0.6)	(5,341)	(1.7)	752	0.2
Income tax expense (benefit)	(909)	(0.8)	(487)	(0.5)	(1,111)	(0.3)	252	0.1
Net income (loss)	(1,842)	(1.7)	(119)	(0.1)	(4,230)	(1.3)	500	0.2
Net income attributable to non-controlling interest	119	0.1	121	0.1	285	0.1	195	0.1
Net income (loss) attributable to Potbelly Corporation	$(1,961)	(1.8)%	$(240)	(0.2)%	$(4,515)	(1.4)%	$305	0.1%

Net income (loss) per common share attributable to common shareholders:
Basic	$(0.08)		$(0.01)		$(0.18)		$0.01
Diluted	$(0.08)		$(0.01)		$(0.18)		$0.01
Weighted average common shares outstanding:
Basic	25,369,281		24,959,023		25,355,174		25,030,951
Diluted	25,369,281		24,959,023		25,355,174		25,857,083

_________________

*	Amount is less than 0.1%

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except share and per share data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2018	2017	2018	2017
Net income (loss) attributable to Potbelly Corporation, as reported	$(1,961)	$(240)	$(4,515)	$305
Impairment, loss on disposal of property and equipment and closures(1)	4,541	2,016	9,653	6,392
CEO transition costs(2)	573	1,219	1,268	2,193
Proxy related costs(3)	109	—	810	—
Restructuring costs(4)	234	—	1,557	—
Tax impact(5)	(1,073)	(1,129)	(2,405)	(3,007)
Adjusted net income attributable to Potbelly Corporation	$2,423	$1,866	$6,368	$5,883

Net income (loss) attributable to Potbelly Corporation per share, basic	$(0.08)	$(0.01)	$(0.18)	$0.01
Net income (loss) attributable to Potbelly Corporation per share, diluted	$(0.08)	$(0.01)	$(0.18)	$0.01

Adjusted net income attributable to Potbelly Corporation per share, basic	$0.10	$0.07	$0.25	$0.24
Adjusted net income attributable to Potbelly Corporation per share, diluted	$0.09	$0.07	$0.25	$0.23

Shares used in computing adjusted net income attributable to Potbelly Corporation:
Basic	25,369,281	24,959,023	25,355,174	25,030,951
Diluted	25,874,456	25,608,065	25,965,382	25,857,083

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2018	2017	2018	2017
Net income (loss) attributable to Potbelly Corporation, as reported	$(1,961)	$(240)	$(4,515)	$305
Depreciation expense	5,847	6,315	17,531	18,960
Interest expense	54	32	109	101
Income tax expense (benefit)	(909)	(487)	(1,111)	252
EBITDA	$3,031	$5,620	$12,014	$19,618
Impairment, loss on disposal of property and equipment and closures(1)	4,541	2,016	9,653	6,392
Stock-based compensation	265	759	2,516	2,435
CEO transition costs(2)	573	1,219	1,268	2,193
Proxy related costs(3)	109	—	810	—
Restructuring costs(4)	234	—	1,557	—
Adjusted EBITDA	$8,753	$9,614	$27,818	$30,638

Potbelly Corporation

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures – Unaudited

(Amounts in thousands, except selected operating data)

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2018	2017	2018	2017
Income (loss) from operations	$(2,697)	$(574)	$(5,232)	$853
Less: Franchise royalties and fees	758	800	2,394	2,394
General and administrative expenses	10,087	12,104	35,715	33,375
Depreciation expense	5,847	6,315	17,531	18,960
Pre-opening costs	109	336	245	955
Impairment and loss on disposal of property and equipment	4,386	1,536	8,467	5,762
Shop-level profit [Y]	$16,974	$18,917	$54,332	$57,511
Total revenues	$106,996	$106,127	$320,260	$315,962
Less: Franchise royalties and fees	758	800	2,394	2,394
Sandwich shop sales, net [X]	$106,238	$105,327	$317,866	$313,568
Shop-level profit margin [Y÷X]	16.0%	18.0%	17.1%	18.3%

	For the 13 Weeks Ended		For the 39 Weeks Ended
	September 30,	September 24,	September 30,	September 24,
	2018	2017	2018	2017
Selected Operating Data
Shop Activity:
Company-operated shops, end of period	435	426	435	426
Franchise shops, end of period	53	56	53	56
Revenue Data:
Company-operated comparable store sales	(0.2)%	(4.8)%	(1.3)%	(4.3)%

Footnotes to the Press Release, Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

& Selected Operating Data

(1)

This adjustment includes costs related to impairment of long-lived assets, loss on disposal of property and equipment and shop closure expenses. Shop closure expenses are recorded in general and administrative expenses in the consolidated statement of operations.

(2)

The Company incurred certain costs related to the transition between the current and former CEO in 2017 and 2018. Transition costs were included in general and administrative expenses in the consolidated statements of operations and were related to the accelerated vesting of share-based compensation awards, salary related charges in accordance with the former CEO’s employment agreement, relocation related charges, and various other transition costs.

(3)

The Company incurred certain professional and other costs related to the shareholder proxy matter. These costs were included in general and administrative expenses in the consolidated statements of operations.

(4)	The Company incurred certain restructuring costs that were included in general and administrative expenses in the consolidated statements of operations.
(5)

For the thirteen weeks ended September 30, 2018 and September 24, 2017, the tax impact associated with adjustments to net income is based on effective tax rates of 23.0% and 34.9%, respectively, partially offset by the impact of ASU 2016-09. For the thirty-nine weeks ended September 30, 2018 and September 24, 2017, the tax impact associated with adjustments to net income is based on effective tax rates of 23.0% and 35.0%, respectively, partially offset by the impact of ASU 2016-09.